Exhibit 10.1

LOAN TERMINATION AGREEMENT

THIS LOAN TERMINATION AGREEMENT (this “Agreement”) is made as of this November 5, 2025 (the “Effective Date”), by and between Driven Lifestyle Group LLC, a Florida limited liability company formerly known as Motorsport Network, LLC, a Delaware corporation (the “Holder”), and Motorsport Games Inc., a Delaware corporation resulting from the conversion of Motorsport Gaming US LLC, formerly a Florida limited liability company, into a Delaware corporation (the “Maker” and sometimes a “Party” and together with the Holder, the “Parties”).

RECITALS:

WHEREAS, the Parties entered into a Promissory Note dated as of April 1, 2020, as amended effective September 15, 2020 (as so amended, the “Loan Agreement” or the “Note”);

WHEREAS, the Parties desire to terminate the Loan Agreement, as more specifically set forth herein; and

WHEREAS, these recitals are an integral part of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Termination of Loan Agreement. The Parties each hereby agree that the Loan Agreement shall terminate upon the Effective Date. Upon termination of the Loan Agreement on the Effective Date as provided herein, none of the Parties shall have any further obligation to any of the other Parties thereunder. The termination of the Loan Agreements, and the mutual releases set forth in Section 3 hereof, shall represent full and complete satisfaction of all obligations of Borrower, Parent and Lender to each other under each of the Loan Agreements to which they are a party, including, without limitation, all amounts owed by Borrower to Lender under the Note and any obligation to extend financing by Lender to Borrower.

2.	Release and Forbearance.

2.1	Release of Maker by Holder. As of the Effective Date, Holder, in consideration of the mutual promises set forth in this Agreement, for itself, its affiliated corporations and entities of any nature, and any party which may claim through the Holder, including, but not limited to, its successors and assigns, does hereby irrevocably and unconditionally release and forever discharge Maker and its affiliated corporations and entities of any nature, each of their agents, directors, officers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever, whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the Effective Date, including, without limiting the generality of the foregoing, any and all claims arising out of or related in any way to the Loan Agreement.

2.2	Release of Holder by the Maker. As of the Effective Date, Maker, in consideration of the mutual promises set forth in this Agreement, for itself, its affiliated corporations and entities of any nature, and any party which may claim through maker, including, but not limited to, their respective successors and assigns, does hereby irrevocably and unconditionally release and forever discharge Holder and its affiliated corporations and entities of any nature, each of their agents, directors, officers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever, whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the Effective Date, including without limiting the generality of the foregoing, any and all claims arising out of or in any way related to the Loan Agreement.

2.3	Effect on this Agreement. The foregoing releases shall not apply to or affect the Parties’ respective obligations under this Agreement.

3.	Delivery of Note. On or after the Effective Date, the Holder shall deliver the Note to the Maker, which Maker shall mark as cancelled upon receipt thereof.

4.	Maker’s Representations and Warranties. Maker hereby represents and warrants to the Holder:

4.1	Authority, Execution and Enforceability. Maker has the full power and authority to execute, deliver and perform this Agreement. All necessary action, corporate or otherwise, has been taken by Maker to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the Maker’s valid, binding and enforceable obligation, enforceable against Maker in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

4.2	No Violation. The execution and delivery of this Agreement by Maker will not violate or breach in any material respect or constitute a material default under: (i) any federal, state or local laws, rules or regulations, or any judgments, decrees, injunctions or order of any regulatory authority to which the Maker is subject; (ii) the Maker’s Certificate of Incorporation or By-laws; or (iii) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Maker is a party or by which Maker is bound, or to which any of their respective properties or assets is subject.

4.3	Consents. No approval or consent is required to be obtained by or on behalf of Maker in connection with the execution, delivery or performance of or the consummation of the transactions contemplated by this Agreement.

4.4	Loan Agreement. As of the Effective Date, there is no amount outstanding under the Note.

5.	Holder’s Representations and Warranties. Holder hereby represents and warrants to Maker as follows:

5.1	Authority, Execution and Enforceability. Holder has full power and authority to execute, deliver and perform this Agreement. All necessary action, limited liability company or otherwise, has been taken by Holder to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes Holder’s valid, binding and enforceable obligation, enforceable against Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

5.2	No Violation. The execution and delivery of this Agreement by Holder will not violate or breach in any material respect or constitute a material default under: (i) any federal, state or local laws, rules or regulations, or any judgments, decrees, injunctions or order of any regulatory authority to which Holder is subject; (ii) the Certificate of Formation or limited liability company operating agreement of Holder; or (iii) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Holder is a party or by which Holder is bound, or to which any of its properties or assets is subject.

5.3	Consents. No approval or consent is required to be obtained by or on behalf of Holder in connection with the execution, delivery or performance of or the consummation of the transactions contemplated by this Agreement.

6.	General Provisions.

6.1	Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be a condition to the effectiveness of this Agreement that each Party shall have executed the same counterpart. This Agreement may be executed by any form of electronic signatures.

6.2	Applicable Law, Jurisdiction and Venue. This Agreement shall be governed by, interpreted under and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflict of laws that would cause the application of the laws of any other jurisdiction. The Parties consent and agree that all legal proceedings relating to the subject matter of this Agreement shall be maintained in courts sitting within Miami-Dade County, Florida, and the Parties further consent and agree that jurisdiction and venue for such proceedings shall lie exclusively with such courts.

6.3	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.4	Headings and Subheadings. The various headings and subheadings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

6.5	Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Parties as to the subject matter of this Agreement. This Agreement supersedes all proposals, whether oral or written, and all other communications between and among the Parties relating to the subject matter of this Agreement. No addition to or modification of any of the foregoing provisions shall be binding upon any Party unless made in writing and signed by all Parties to this Agreement.

6.6	Expenses. Each Party shall bear its own costs and expenses associated with the preparation and negotiation of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

The “Maker”		The “Holder”

MOTORSPORT GAMES INC.		DRIVEN LIFESTYLE GROUP LLC

Signature:		Signature:
Name:	Stanley Beckley	Name:	Mike Zoi
Title:	CFO	Title:	Manager